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                                                                      EXHIBIT 21

                         Subsidiaries of the Registrant


                                                                Jurisdiction of
            Name                                                 Incorporation



Wolohan Lumber Co. of Michigan, LLC                              Michigan

Wolohan Lumber Co., LLC                                          Indiana

Wolohan Indiana Co.                                              Michigan